UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2003
Date of Report

ACCESS ANYTIME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28893 (Commission File Number)	85-0444597 (IRS Employer Identification No)

5210 Eubank Blvd, NE
Albuquerque, New Mexico 87111
(Address of principal executive offices)

(505) 299-0900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Access Anytime BanCorp, Inc. (Nasdaq SmallCap: AABC), the holding company for FirstBank, today announces that it has entered into a stock repurchase program whereby the Company plans to repurchase up to 100,000 shares, or approximately 6.6% of its common shares, from time to time, and concluding the program on or before December 31, 2003. The Company may discontinue purchases of the common stock at any time that management determines to do so. Shares repurchased may be held in treasury, retired or used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: FEBRUARY 25, 2003	By:	/s/ NORMAN R. CORZINE Norman R. Corzine, Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)